UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

SUMMIT NETWORKS, INC.
(Name of small business in its charter)

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Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3A, Kingswell Commercial Tower 171-173 Lockhard Road Wanchai, Hong Kong
(Address of principal executive offices)

Registrant's telephone number:

(852) 3910 6020

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 -Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2019 the Board elected Ms. Shuhua Liu as director. Ms. Liu will hold this position until she is replaced, resigns, or is removed from office.

Biography

Shuhua Liu - Age 48

Ms. Liu is a senior economist and international certified public accountant. She obtained a Bachelor’s Degree in Administrative Management from National Open University of Beijing in 2016 and an MBA from Business School Netherlands of Tsinghua University of Beijing in 2017. With rich industrial enterprise and financial management experience, she has been working for Hebei Jingxin Group of Hebei Province in China since 1999, successively serving as Chief Financial Officer from 1999 to 2010, as Executive Deputy General Manager from 2010 to 2015 and as President from 2015 to present.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 17, 2019	SUMMIT NETWORKS, INC. By: /s/ Chi Ming Tso Name: Chi Ming Tso Title: Chief Executive Officer